                                SALES AGREEMENT

         Agreement, made as of the ____ day of ____________, 199__, by and between NYLIFE Distributors Inc. ("Distributor"), a Delaware corporation; New York Life Insurance and Annuity Corporation ("NYLIAC"), a Delaware Corporation, (collectively referred to herein as "NYL"); and _______________________, a ____________ corporation ("Dealer").

                                   WITNESSETH

         WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and Dealer is also a broker-dealer registered with the SEC under the 1934 Act, is a member of the NASD, and also possesses appropriate insurance licenses;

         WHEREAS, NYLIAC has appointed Distributor as principal underwriter for the variable contracts issued by NYLIAC, which are described on Schedule A hereto, as from time to time amended ("Variable Contracts") and it is intended that Dealer shall be authorized to solicit applications for Variable Contracts or to make applications for Variable Contracts available, subject to the terms and conditions as set forth more fully herein;

         WHEREAS, NYLIAC has authorized Distributor to enter into separate written agreements with broker-dealers, which agree to solicit applications for Variable Contracts or to make applications for Variable Contracts available, and the parties desire that Dealer, through its registered representatives who are not operating pursuant to a "Career Agent Contract" with New York Life Insurance Company, as defined in Section B(5) of this Agreement, be authorized to solicit applications for Variable Contracts or to make applications for Variable Contracts available.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties agree as follows:

A.       Agreements of NYL

(1) NYLIAC hereby appoints Dealer as an independent agent of NYLIAC to solicit applications for Variable Contracts or to make applications for Variable Contracts available during the term of this Agreement.

(2) During the term of this Agreement, Dealer is hereby authorized to solicit applications for Variable Contracts or to make applications for Variable Contracts available, provided there is an effective registration statement under the Securities Act of 1933 ("1933 Act") and Investment Company Act of 1940 ("Registration Statement") relating to such Variable Contracts and, with respect to each state in which applications are to be solicited or made available, it is further provided that Dealer has been notified by NYL that the Variable Contracts are qualified for sale under all applicable federal and state securities laws and state insurance laws. NYL agrees that it will use its best efforts to secure and maintain all necessary qualifications of the Variable Contracts for sale under applicable securities and insurance laws in all states and in any other territories or jurisdictions in which the parties agree to sell the Variable Contracts.

(3) NYL will be responsible for approving and filing all sales material and promotional material respecting the Variable Contracts or any underlying fund ("Fund") to be used by Dealer, with the NASD and with the appropriate state insurance authorities. No sales material respecting the Variable Contracts or any Fund will be used by Dealer, without the prior written approval of NYL.

(4)      NYL agrees to notify Dealer of the following:

         (a) When the Registration Statement for the Variable Contracts or the Registration Statement for any Fund has become effective or when any post-effective amendment with respect to such Variable Contract or Fund Registration Statement thereafter becomes effective;

         (b) Of the issuance by the SEC of any stop order with respect to any Variable Contract or Fund Registration Statement or of any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Variable Contracts or Fund shares;

         (c) In which states or jurisdictions approval of the Variable Contracts is required under the applicable insurance laws and regulations, and when such approvals have been obtained; and

         (d) In which states or jurisdictions Variable Contracts may not be lawfully sold.

(5) NYL agrees to provide Dealer with as many copies of the Prospectus for the Variable Contracts and the Fund (and any amendments or supplements thereto) and application kits as may be reasonably requested by Dealer. Upon termination of this Agreement, any prospectuses, applications and other materials or supplies furnished by NYL to Dealer or duly appointed agents of Dealer shall be promptly returned to NYL.

B.       Agreements of Dealer

(1) Dealer must at all times when performing its functions under this Agreement, be registered as a broker-dealer under the 1934 Act and be a member of the NASD.

(2) Dealer must at all times when performing its functions under this Agreement, be registered as a broker-dealer with applicable state authorities under the laws of any applicable states where necessary in connection with its obligations under this agreement.

(3) Dealer must at all times when performing its functions under this Agreement, be duly licensed under applicable insurance laws in the states or other jurisdictions where required to solicit applications for the purchase of the Variable Contracts or to make applications for Variable Contracts available.

(4) Dealer shall notify NYL if Dealer is no longer duly registered as a broker-dealer under the 1934 Act or a member of the NASD, is no longer fully licensed by the proper authorities under the applicable insurance laws or registered under applicable state securities laws in the jurisdictions in which Dealer is engaged to solicit applications for the purchase of Variable Contracts or to make applications for Variable Contracts available, is the subject of any investigation or disciplinary action by any governmental, regulatory, or judicial authority that has resulted, or for which it appears reasonably likely may result, in loss or suspension of any registration, membership, or license referred to above or undergoes a change in management, control, or ownership other than a change in its internal management personnel.

(5) Dealer will select and recommend to NYL individuals who are its "associated persons," as defined in Section 3(a)(18) of the 1934 Act and employees, representatives, or agents of Dealer for appointment as agents by NYLIAC. It is understood that NYLIAC reserves the right to refuse to appoint any proposed agent, or once appointed, to thereafter terminate the same. It is further agreed and understood that NYL shall refuse to allow any agent who is operating pursuant to a Career Agent Contract with New York Life Insurance Company to solicit applications for Variable Contracts or to make applications for Variable Contracts available through Dealer. For purposes of this Agreement, agents operating pursuant to a "Career Agent Contract" with New York Life Insurance Company shall include, but shall not be limited to, all agents operating pursuant to the N- 6, P-7 or N-8 Contracts, or any additional or successor career agent contracts that New York Life Insurance Company shall make available.

(6) All initial premium payments made by owners of the Variable Contracts will be collected by Dealer who in turn will promptly transmit the payment to NYL. Additional payments and loan repayments will be sent by contract owners to NYL. In the event such additional payments and loan repayments are sent to Dealer rather than NYL, such payments received by Dealer shall be remitted promptly in full together with such application, forms and any other required documentation to NYL. Checks or money orders drawn for payments by policy owners, or contract owners, as the case may be, shall be drawn to the order of NYLIAC. Dealer acknowledges that NYL shall have the unconditional right to reject, in whole or in part, any application for a Variable Contract. It is further agreed and understood that NYL shall reject any application for a Variable Contract that is submitted by Dealer for any individual operating pursuant to a Career Agent Contract with New York Life Insurance Company, as defined above in Section B(5).

(7) Dealer shall be responsible for carrying out its sales and administrative obligations under this Agreement in continued compliance with applicable regulations relating to the offer and sale of the Variable Contracts, including all applicable federal and state securities laws and NASD regulations and all applicable insurance laws and regulations. Dealer is not authorized to give any information or make any representations concerning NYL, the Funds, any separate account funding the Variable Contracts ("Separate Account"), and the Variable Contracts, other than those contained in the prospectus or Registration Statement for the Variable Contracts or Funds or in such sales literature, advertisements or reports that are approved, in writing, by NYL.

(8) Dealer agrees to (a) train, supervise and be solely responsible for the conduct of its employees, representatives, and agents in connection with their solicitation or acceptance of applications for the Variable Contracts, (b) be solely responsible for the supervision as to such persons' strict compliance with applicable rules and regulations of any governmental or other agencies that have jurisdiction over variable contract activities, and (c) train, supervise and be solely responsible for the conduct of its employees, representatives, and agents as to their strict compliance with NYL's rules and procedures, as such rules and procedures are committed in writing and furnished to Dealer.

(9) Dealer agrees to comply with applicable federal and state securities laws requirements, NASD or other self-regulatory organization requirements and state insurance law requirements in connection with the marketing program by its personnel. Dealer will also be responsible for having all of its employees, representatives, or agents, who must be registered pursuant to federal or state securities laws and/or licensed pursuant to state insurance laws in order to sell the Variable Contracts, be duly registered and/or licensed. Dealer agrees to maintain appropriate books and records concerning the activities of duly appointed agents and registered representatives as are required by the SEC, NASD, state insurance or securities authorities, or any other governmental or regulatory authorities that have jurisdiction. Dealer further agrees to submit to all administrative and regulatory bodies that have jurisdiction any information, reports or other materials required pursuant to applicable laws or regulations. Such books and records are to be made available to NYL during business hours upon reasonable written request by NYL for the purpose of inspection, auditing, making extracts therefrom or making copies thereof.

(10) Dealer agrees that it shall be fully responsible for ensuring that no person shall offer the Variable Contracts on its behalf or make contracts for the Variable Contracts available until such person is duly licensed and has been appointed by NYLIAC.

(11) Dealer understands that the public offering of the Variable Contracts will commence as soon as practicable after the effective date of the Registration Statement for the Variable Contracts and the Registration Statement for any Fund. Beginning at that time and during the term of this Agreement, Dealer agrees that it will use its best efforts to solicit applications for the Variable Contracts or to make applications for Variable Contracts available.

(12) Dealer shall not directly or by means of its employees offer, nor attempt to offer, nor solicit applications for the Variable Contracts, nor deliver Variable Contracts, nor make applications for Variable Contracts available, in any state or jurisdiction in which the Variable Contracts may not legally be sold or offered for sale. For purposes of determining where the Variable Contracts may be offered and applications solicited or made available, Dealer may rely on the notification it receives from NYL pursuant to Section A(4) above regarding the jurisdictions in which the Variable Contracts may be sold or applications solicited.

(13) Dealer shall not have authority on behalf of NYL to: (a) make, alter or discharge any Variable Contracts; and (b) receive any monies or payments, except as set forth in Section B(6) of this Agreement. Dealer shall not expend nor contract for the expenditure of the funds of NYL nor shall Dealer possess or exercise any authority on behalf of NYL other than that expressly conferred on Dealer by this Agreement. Nothing herein contained shall constitute Dealer or any employees, representatives, or agents thereof, as employees of NYL in connection with the marketing program for the Variable Contracts.

(14) Dealer shall be obligated to pay all expenses related to its solicitation of applications for the Variable Contracts or making applications for Variable Contracts available, including, but not limited to: (a) expenses associated with the training of Dealer's agents, representatives, and employees, including any written training material; and (b) any other expenses incurred by Dealer or its employees, representatives, or agents for the purpose of carrying out the obligations of Dealer hereunder.

(15) Dealer is authorized for the term of this Agreement to distribute the prospectus for the Variable Contracts and the prospectus for any Fund and, where required by law or upon request from an investor, the statement of additional information for the Variable Contracts, if any, or any Fund in connection with the solicitation of applications for sales of the Variable Contracts or making applications for Variable Contracts available.

(16) Dealer agrees that neither it nor any of its directors, partners, officers, employees registered representatives, agents, or affiliated persons as defined in the Investment Company Act of 1940 will give any information or make any representations or statements, whether written or oral, on behalf of the Separate Accounts or the Funds or concerning the Variable Contracts, the Funds or Fund shares in connection with the offer or sale of the Variable Contracts other than information or representations contained in the prospectus, statement of additional information, or Registration Statement for the Variable Contracts and/or the Funds, as they may be supplemented or amended from time to time, or in reports or proxy statements for the Separate Accounts or the Funds, or in sales literature and promotional material or information approved by NYL.

(17) Dealer shall train and supervise its employees, representatives, and agents to ensure that purchase of a Variable Contract is not recommended to an applicant in the absence of reasonable grounds to believe the purchase of the Variable Contract is suitable for that applicant. Dealer shall be solely responsible for determining the suitability of recommendations to purchase the Variable Contracts that are made by its registered representatives. While not limited to the following, a determination of suitability shall be based on information furnished to Dealer after reasonable inquiry of such applicant concerning the applicant's investment objectives, financial situation and needs. For each application for a Variable Contract solicited or made available by Dealer, Dealer agrees to complete an agent's report addressing the suitability of the Variable Contract for the applicant. Dealer shall retain a copy of each such report, and shall provide NYL with a copy of any such report upon reasonable request from NYL.

C.       REPRESENTATIONS AND WARRANTIES

(1) NYL and Dealer each represents and warrants to each other party that it has full power and authority to enter into this Agreement.

(2) Dealer represents and warrants that it is (i) registered as a broker-dealer under the 1934 Act and with applicable state authorities under the laws of the states where necessary and is a member of the NASD; and is (ii) fully licensed by the proper authorities under applicable insurance and other laws to the extent necessary for it to perform its duties under this Agreement and to receive compensation for the sale of the Variable Contracts.

D.       COMPENSATION

(1) NYLIAC, acting on behalf of Distributor, shall pay to Dealer, for each Variable Contract issued through a Separate Account, compensation based on the provisions set forth in Schedule B hereto, as such Schedule B may be amended or modified from time to time. Duly appointed agents of Dealer shall have no interest hereunder.

(2) Distributor shall have no obligation to pay Dealer hereunder, and Dealer shall look solely to NYLIAC, acting on behalf of Distributor, for payment of compensation pursuant to this Agreement.

E.       INDEMNIFICATION

(1) INDEMNIFICATION BY NYL. Except as provided in Sections E(3) and E(4) of this Agreement, NYL agrees to indemnify and hold harmless Dealer, its directors, trustees, and officers, and each person, if any, who controls the Dealer within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section E(1)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NYL) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the offer, sale or acquisition of the Variable Contracts or to the acceptance of applications for the Variable Contracts or to the solicitation of premiums, and, in any such case:

                          arise out of or are based upon any untrue statement
                  or alleged untrue statement of any material fact contained in the Registration Statement or prospectus relating to the Variable Contracts or any Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(2) INDEMNIFICATION BY DEALER. Except as provided in Section E(3) and E(4) of this Agreement, Dealer agrees to indemnify and hold harmless NYL and its directors, trustees, and officers, and each person, if any, who controls NYL within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section E(2)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the offer, sale or acquisition of the Variable Contracts, to the solicitation or acceptance of applications for the Variable Contracts, or to the solicitation of premiums, and in any such case:

                          arise out of or as a result of any statement or
                  representation (other than statements or representations contained in the Registration Statement or prospectus or other offering materials furnished or approved in writing by NYL relating to the Variable Contracts or any Fund), any unauthorized use of any sales materials relating to the Variable Contracts, or wrongful conduct of the Dealer, any use of unauthorized sales materials (including sales materials that have not been approved, in writing, by NYL), or the affiliates, employees, or agents of the Dealer with respect to the sale or distribution of the Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts, including but not limited to any verbal or written misrepresentations, unlawful sales practices, and failure to deliver the prospectus relating to the Variable Contracts or Funds.

(3)      Indemnification Not Applicable.

         No person required to provide indemnification under the terms of Sections E(1) or E(2) of this Agreement shall be liable under any such section with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party under any such section would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties, or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

(4)      Notification.

         Any person required to provide indemnification under the terms of Sections E(1) or E(2) of this Agreement ("Indemnifying Party") shall not be liable under the indemnification provisions of Section E(1) or E(2) with respect to any claim made against an Indemnified Party under any such section unless such Indemnified Party shall have notified the Indemnifying Party in writing within 10 days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the

         Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the above- designated indemnification provisions. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action, and counsel selected by any Indemnifying Party must be satisfactory to the Indemnified Party.

F.       TERM OF AGREEMENT

(1) This Agreement shall become effective upon execution by all parties as of the date first written above. Any party to this agreement shall have the right to terminate this agreement for any reason, or for no reason at all, upon thirty days written notice to all other parties.

(2) If any party shall default in any material respect in the performance of its respective obligations under this Agreement, the non-defaulting party may, at its option, cancel and terminate this Agreement immediately without notice.

(3) Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease except (1) the recordkeeping provisions set forth in Section B(9); (2) the compensation provisions set forth in D(1) and (2); (3) the indemnification provisions set forth in Section E; (4) the complaints and investigations provisions set forth in Section G; (5) the exchange of contract provisions set forth in Section H; (6) the product name provisions set forth in
         Section I; and (7) the confidentiality provisions set forth in Section
         J.

G.       COMPLAINTS AND INVESTIGATIONS

(1) Dealer and NYL jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Variable Contracts. Dealer and NYL further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding arising in connection with the Variable Contracts. Without limiting the foregoing:

         (a) NYL will promptly notify Dealer of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by NYL with respect to Dealer or any of its agents, representatives or employees or which may affect NYLIAC's issuance of any Variable Contract.

         (b) Dealer will promptly notify NYL of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Dealer with respect to NYL or any of its agents, representatives or employees in connection with any Variable Contract or any activity in connection with any such Variable Contract.

H.       EXCHANGE OF CONTRACTS

         In the absence of NYL's consent, neither Dealer nor any of its affiliates, agents, employees or registered representatives will at any time before or after termination of this Agreement solicit or seek to cause the exchange by any owner of a Variable Contract into another insurance policy, insurance contract or investment product, unless such exchange is based upon a determination by Dealer that the Variable Contract is unsuitable given the Contract Owner's financial situation, needs and other securities holdings.

I.       PRODUCT NAME

         Dealer agrees that Distributor, New York Life Insurance Company ("New York Life"), and NYLIAC, and their affiliates have the exclusive right to the use of the names of the Variable Contracts to be offered, as set forth in Schedule A hereto, as may be amended from time to time; the names "New York Life and Annuity," "New York Life," "NYLIAC," and "NYLIFE;" and any words or phrases including the names of the Variable Contracts described on Schedule A hereto or the names "New York Life and Annuity," "New York Life," "NYLIAC," and/or "NYLIFE." Dealer further agrees not to use any of these names in any promotional materials or sales literature without the prior written consent of NYL.

J.       CONFIDENTIALITY

         The parties hereto agree that the terms of this Agreement, any marketing or business plans regarding the Variable Contracts, and the methods of operations of the parties hereto are confidential and shall not be disclosed to any other person without the consent of the other parties hereto, except as required under applicable law. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any party hereto from advising any other person of the existence of this Agreement.

K.       MODIFICATION OF AGREEMENT

         This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Variable Contracts. All amendments to this Agreement shall be in writing. Notwithstanding the foregoing, NYL reserves the right to amend this Agreement at any time, and Dealer agrees that its submission of an application to purchase Variable Contracts after written notice of any such amendment has been sent to Dealer shall constitute Dealer's agreement to any such amendment.

L.       ASSIGNABILITY

         No assignment of this Agreement by any party shall be valid without the prior written consent of the other parties. The change in control or ownership of a party, other than a change in the internal management personnel of such party, shall be deemed to be an assignment of this Agreement for purposes of this Section. Each party to this Agreement agrees to notify the other parties within 10 business days of such change in control or ownership.

M.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

N.       HEADINGS

         The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

O.       SEVERABILITY

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

P.       NOTICE

         Notice given pursuant to any of the provisions of this Agreement unless otherwise specified, shall be sufficiently given when sent by registered or certified mail to the other parties at the addresses of such parties as set forth below (or to such other addresses as such parties may from time to time specify in writing to the other parties):

         To:              NYLIFE Distributors Inc.
                          51 Madison Avenue
                          New York, New York 10010

         Attn..:          Jefferson C. Boyce, President

         To:              New York Life Insurance and Annuity Corp.
                          51 Madison Avenue
                          New York, New York 10010

         Attn.:           Michael Gallo, Senior Vice President


         To:              [Dealer]



         Attn.:


Q.       FAILURE TO ACT NO WAIVER.

         If any party fails to require performance by another party of any provision of this Agreement, that party does not waive its rights to require such performance at a later time. If any party waives the breach of any provision of this Agreement by another party, the waiving party still has the right to require performance of that provision and its conduct shall not be construed to waive succeeding breaches of that provision or any breaches of any other provision.


R.       ARBITRATION

         The parties hereto agree to submit all disputes arising out of, or relating to, this Agreement to arbitration before the NASD in accordance with the NASD Code of Arbitration Procedure, and agree that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. No party to this Agreement shall be entitled to special or punitive damages.

S.       NO PARTY REQUIRED TO VIOLATE LAWS OR REGULATIONS.

         Nothing contained in this Agreement shall require any party hereto to do anything which, in the judgment of the affected party, would be in violation of any federal or state securities or banking law, state insurance law or NASD regulation.

T.       COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                            NYLIFE DISTRIBUTORS INC.

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------

                                            NEW YORK LIFE INSURANCE and
                                            ANNUITY CORPORATION


                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------


                                            [DEALER]

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------

                                   SCHEDULE A

                               Variable Contracts


The following Variable Contracts shall be offered pursuant to this Sales
Agreement:

                                   SCHEDULE B

                                  Compensation


Dealer shall be entitled to receive compensation on Variable Contracts sold pursuant to this Agreement as follows:


         1. GROSS SELLING CONCESSIONS. Except as provided in Paragraph 2 below, for each Variable Contract that is issued as the result of an application submitted by Dealer, NYLIAC, on behalf of Distributor, shall pay Gross Selling Concessions in accordance with its then current compensation schedule, which is set forth on Exhibit 1 to this Schedule B and as may be amended from time to time.

         2. INTERNAL REPLACEMENTS. NYL shall not be obligated to pay any Gross Selling Concession on any Variable Contract that NYL, in its sole discretion, deems to be an "Internal Replacement." As used herein "Internal Replacement" shall include any premium payment made into any Variable Contract within 90 days of the termination of another insurance or annuity contract issued by New York Life Insurance Company or NYLIAC.

         3. "FREE LOOK" POLICIES. In the event that a Variable Contract is returned to NYLIAC within the applicable "free look" period, then Dealer agrees to promptly refund to NYLIAC, or shall forfeit the right to receive, the full amount of the applicable Gross Selling Concession for such Variable Contract.

         4. UNDUE DELAY IN DELIVERY. Notwithstanding the provisions of Paragraph 3 of this Schedule B, in the event that Dealer or any of its directors, partners, officers, employees, registered representatives, agents or affiliated persons shall fail to deliver a Variable Contract within thirty days of its issuance, and, upon delivery, the owner of such Variable Contract shall return it to NYLIAC within any applicable "free look" period, then Dealer shall indemnify NYLIAC as follows:

                  (a) for variable life insurance policies, the Dealer shall indemnify NYLIAC for the difference between the premiums paid by the Variable Contract owner and the Cash Value, as defined in the then current prospectus for such product, that are next calculated after NYLIAC's receipt of the surrendered Variable Contract.

                  (b) for variable annuity contracts, the Dealer shall indemnify NYLIAC for the difference between the premiums paid by the Variable Contract owner and the Accumulation Value, as defined in the then current prospectus for such product, that are next calculated after NYLIAC's receipt of the surrendered Variable Contract.

         5. CHARGEBACKS. Dealer shall refund to NYLIAC all or, if applicable, a pro rata portion of, the Gross Selling Concession attributable to premiums received by NYLIAC under Variable Contracts surrendered or from which partial withdrawals are made as follows:

                  During the first contract year, the rate of chargeback shall be:

                  (a) 100% of the attributable Gross Selling Concession for Variable Contracts that are surrendered during the first six months of the contract;

                  (b) 50% of the attributable Gross Selling Concession for Variable Contracts that are surrendered during the seventh through twelfth months of the contract; or,

                  (c) a pro rata portion of the attributable Gross Selling Concession for Variable Contracts from which partial withdrawals are made during the first twelve months of the contract, in an

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                          amount equal to the percentage obtained by dividing
                          the amount of the partial withdrawal by the premiums paid, which percentage shall in no event exceed 100%

         6. AMENDMENTS TO COMPENSATION SCHEDULE. NYL reserves the right to amend this Compensation Schedule and any exhibits thereto as set forth in Paragraph K of the Sales Agreement.